EXHIBIT 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Robert P. Panzer

Benjamin T. Branche*

Of Counsel

Stephen Skillman

Linda R. Feinberg

Anthony J. Parrillo

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

E. Elizabeth Sweetser

Robert G. Stevens Jr.**

Michael D. Brottman**

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Carley Ward**

Melissa A. Chimbangu

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

Justin R. Calta

Mengyi "Jason" Ye

John O’Leary***

June 2, 2015

DS Healthcare Group, Inc. 1601 Green Road Pompano Beach, FL 33064	+Certified Matrimonial Attorney ++Certified Civil and Criminal Trial Attorney *NJ & PA Bars **NJ & NY Bars ***NJ, NY & PA Bars #NY Bar †U.S. Patent & Trademark Office

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to DS Healthcare Group, Inc., a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (including the Prospectus that is a part thereof) (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 200,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), which shares of Common Stock (the “Shares”) are being registered for the respective accounts of the persons identified in the Registration Statement as the selling stockholder (the “Selling Stockholder”). The Shares were issued to the Selling Stockholder pursuant to a consulting agreement entered into on May 12, 2015 by and between the Company and the Selling Stockholder pursuant to which the Selling Stockholder will provide services to the Company, introducing the Company to distributors, retailers and medical professionals, providing marketing contacts and international contacts for distribution and marketing, assistance in acquiring internet retail customers and other mutually agreed upon advisory services (the “Consulting Agreement”).

This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

For purposes of this opinion, we have examined the documents identified on Exhibit A attached hereto and incorporated herein and such other corporate documents, records and proceedings, minutes, consents, actions and resolutions as we determined to be appropriate (collectively, the “Documents”). In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

June 2, 2015 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

No opinion is expressed herein as to any laws other than the laws of the State of Florida and the federal laws of the United States. This opinion opines upon Florida law, including the statutory provisions, all applicable provisions of the statutes and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND,
BLUMSTEIN & BLADER, P.C

By:	/s/ Eric Stein
Eric Stein
For the Firm

EXHIBIT A

Documents Reviewed

1.

Registration Statement (including the Prospectus that is a part thereof);

2.

Articles of Incorporated dated January 6, 2007;

3.

Amended and Restated Articles of Incorporation dated January 13, 2009;

4.

Amendment to Amended and Restated Articles of Incorporation dated January 14, 2009;

5.

Amendment to Amended and Restated Articles of Incorporation dated September 15, 2009;

6.

Articles of Amendment to Amended and Restated Articles of Incorporation effective November 30, 2012;

7.

Bylaws;

8.

RP Consulting Agreement entered into by the Company and RP Innovative Consulting, LLC on May 12, 2015;

9.

Issuance Resolution, executed May 12, 2015;

10.

Total Holder statement from VStock

11.

Representation Letter of the Company dated June 2, 2015, together with the exhibits referenced therein and attached thereto;

12.

Certificate of Good Standing dated June 1, 2015 issued by the Secretary of State of the State of Florida;